SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to § 240.14a-12

Intrusion Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INTRUSION INC.

101 EAST PARK BLVD., SUITE 1200

PLANO, TEXAS 75074
(972) 234-6400
_____________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held March 15, 2024
_____________________

To the Stockholders of Intrusion Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Intrusion Inc. (“Intrusion”) will be held on Friday, March 15, 2024, at 9:00 a.m., local time, at 101 East Park Blvd, Plano, Texas 75074. The Special Meeting will be held for the following purposes:

(1)	To approve the amendment of Intrusion’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effectuate a reverse stock split of Intrusion’s outstanding shares of common stock, at a ratio of no less than 1-for-2 and no more than 1-for-20, with such ratio to be determined at the sole discretion of the Board;

(2)	To approve the amendment of Intrusion’s Certificate of Incorporation to eliminate Series 1, Series 2, and Series 3 preferred shares;

(3)	To approve the amendment of Intrusion’s Certificate of Incorporation to create a right of stockholders to take action by written consent;

(4)	To approve the amendment of Intrusion’s Certificate of Incorporation to add a Delaware forum selection provision;

(5)	To approve the amendment of Intrusion’s Certificate of Incorporation to update, clarify and remove outdated provisions; and

(6)	To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Special Meeting and at any adjournment thereof is January 16, 2024. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the offices of the Company during the 10 days prior to the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person. Stockholders are urged, whether or not they plan to attend the Meeting, to complete, date and sign the enclosed proxy and return it promptly in the enclosed postage prepaid envelope. Your proxy may be revoked at any time prior to the Special Meeting.

By Order of the Board of Directors

/s/ Anthony J. LeVecchio
Anthony J. LeVecchio
Chairman of the Board

Plano, Texas

January 25, 2024

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 15, 2024: This notice and the accompanying proxy statement are available at www.intrusion.com.

INTRUSION INC.
101 EAST PARK BLVD., SUITE 1200

PLANO, TEXAS 75074

PROXY STATEMENT
for
SPECIAL MEETING OF STOCKHOLDERS
to be Held March 15, 2024

The enclosed proxy is being solicited on behalf of the Board of Directors (the “Board”) of Intrusion Inc. (“Intrusion” or the “Company”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 101 East Park Blvd., Plano, Texas 75074, at 9:00 a.m., local time, on Friday, March 15, 2024, or at such other time and place to which the Special Meeting may be adjourned. Proxies, together with copies of this proxy statement (the “Proxy Statement”), are being mailed on or about January 25, 2024, to stockholders of record entitled to vote at the Special Meeting.

Execution and return of the enclosed proxy will not affect a stockholder’s right to attend the Special Meeting and to vote in person. Any stockholder executing a proxy retains the right to revoke such proxy at any time prior to exercise at the Special Meeting. A proxy may be revoked by delivery of written notice of revocation to Intrusion’s Secretary, by execution and delivery of a later proxy or by voting the shares in person at the Special Meeting. If you attend the Special Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy “FOR” the approval of each of the proposals described in this Proxy Statement, and in accordance with their best judgment on all other matters that may properly come before the Special Meeting.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on January 16, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting. The stock transfer books of the Company will remain open between the Record Date and the date of the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at Intrusion’s executive offices. On the Record Date, the Company had 36,268,942 shares of common stock, $0.01 par value, and no shares of Series 1, Series 2 or Series 3 preferred stock outstanding.

QUORUM AND VOTING

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding is necessary to constitute a quorum. Holders of common stock are entitled to one vote for each share of common stock held on each matter to be voted on at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted toward the tabulations of votes cast on matters presented at the Special Meeting and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

Assuming the presence of a quorum, the following paragraphs describe the vote required by stockholders to approve each of the proposals set forth in this Proxy Statement.

•	Proposal 1. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the amendment of Intrusion’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effectuate a reverse stock split of Intrusion’s outstanding shares of common stock, at a ratio of no less than 1-for-2 and no more than 1-for-20, with such ratio to be determined at the sole discretion of the Board.

•	Proposal 2. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the amendment of Intrusion’s Certificate of Incorporation to eliminate Series 1, Series 2, and Series 3 preferred shares.

•	Proposal 3. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the amendment of Intrusion’s Certificate of Incorporation to create a right of stockholders to take action by written consent.

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•	Proposal 4. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the amendment of Intrusion’s Certificate of Incorporation to add a Delaware forum selection provision.

•	Proposal 5. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the amendment of Intrusion’s Certificate of Incorporation to update, clarify and remove outdated provisions.

Each proposal above is being voted on separately. The approval of any one proposal is not conditioned upon approval of any other proposal.

The Board unanimously recommends a vote “FOR” each of Proposals 1 through 5, each as set forth in this Proxy Statement.

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PROPOSAL 1 –

AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECTUATE

REVERSE STOCK SPLIT

On September 26, 2023, the Company received a written notice (the “Notification Letter”) from The Nasdaq Stock Market LLC (“NASDAQ”) notifying the Company that the closing bid price of the Company’s common stock over the 30 consecutive trading days from August 14, 2023, through September 25, 2023, had fallen below $1.00 per share, which is the minimum closing bid price required to maintain listing on the NASDAQ Capital Market under Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement (the “Grace Period”), or until March 25, 2024, subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days within the Grace Period.

If the Company does not achieve compliance with the Minimum Bid Requirement by March 25, 2024, the end of the Grace Period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company would be required, among other things, to meet the continued listing requirement for the market value of its publicly held shares and all other NASDAQ initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice to NASDAQ of its intention and plan to cure the deficiency during the second compliance period by effectuating a reverse stock split, if necessary. However, if it appears to NASDAQ staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, NASDAQ could provide notice that the Company’s common stock will be subject to delisting. In the event the Company receives notice that its common stock is being delisted, the Company would be entitled to appeal the determination to a NASDAQ Listing Qualifications Panel and request a hearing.

There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement, even if it maintains compliance with the other listing requirements.

In response to the Notification Letter and in an attempt to increase the share price of our common stock, we are asking stockholders to adopt and approve an amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effectuate the Reverse Stock Split of our issued and outstanding common stock. On December 15, 2023, our Board unanimously approved and declared advisable the proposed Reverse Stock Split Amendment and recommends that our stockholders adopt and approve the proposed Reverse Stock Split Amendment. If approved by stockholders, this Proposal 1 will authorize the amendment of our Certificate of Incorporation to effectuate the Reverse Stock Split at a ratio of no less than 1-for-2 and no more than 1-for-20, with such ratio to be determined at the sole discretion of the Board, with any fractional shares being rounded up to the next higher whole share.

Assuming stockholders approve the Reverse Stock Split Amendment, the effective date of the Reverse Stock Split will be determined at the sole discretion of the Board and may occur as soon as the day of the Special Meeting. The effective date of the Reverse Stock Split will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Reverse Stock Split and not to file any amendment to our Certificates of Incorporation.

If we effectuate the Reverse Stock Split, then, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the then-outstanding shares of common stock immediately following the Reverse Stock Split that such stockholder held immediately prior to the Reverse Stock Split. The par value of our common stock will remain unchanged at $0.01 per share. No fractional shares of common stock will be issued as a result of the Reverse Stock Split.

If the proposed Reverse Stock Split Amendment is adopted and approved by our stockholders and the Board elects to effectuate the Reverse Stock Split, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State that sets forth the Reverse Stock Split Amendment and the Reverse Stock Split ratio as determined by the Board. The Reverse Stock Split Amendment will be effective immediately upon filing with the Delaware Secretary of State or such later time as is set forth therein. The Board also may determine in its discretion to abandon such an amendment, and to not effectuate the Reverse Stock Split. The Board reserves the right to withdraw Proposal 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 1 should be disregarded.

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Background and Reasons for the Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the share price of our common stock to a level that will enable the Company to comply with the Minimum Bid Requirement. The Board of Directors believes that maintaining the Company’s Nasdaq listing is in the best interests of the Company and its stockholders. Among other things, the Board of Directors believes that the Company’s Nasdaq listing may enable the Company to achieve better access to capital, encourage investor interest and improve the marketability of our common stock to a broader range of investors. In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we believe the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of the Reverse Stock Split is in the Company’s and its stockholders’ best interests.

However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our common stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Requirement or to attract capital investment in our company. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement, even if it maintains compliance with the other listing requirements.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances. The Board reserves the right to withdraw Proposal 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 1 should be disregarded.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of no less than 1-for-2 and no more than 1-for-20 is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split is implemented. If our stockholders approve Proposal 1, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. The factors that the Board may consider in determining the Reverse Stock Split ratio include, but are not limited to, the following:

•	The historical and projected trading price and trading volume of our common stock;

•	General economic and other related conditions prevailing in our industry and in the marketplace; and

•	Our ability to meet Nasdaq’s Minimum Bid Requirement.

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The Board intends to select the Reverse Stock Split ratio that it believes will be most likely to achieve the anticipated benefits of the Reverse Stock Split described above. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the implementation of the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Board reserves the right to withdraw Proposal 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 1 should be disregarded.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our common stock price. We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our common stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Requirement or to attract capital investment in our company.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not result in increasing the marketability of our common stock.

Effects of the Reverse Stock Split

General

The principal effect of the Reverse Stock Split, if implemented by the Board, would be to proportionately decrease the number of issued and outstanding shares of our common stock based on the ratio selected by our Board, which will result in each stockholder owning a reduced number of shares of common stock after the effective date of the Reverse Stock Split. The actual number of shares issued and outstanding and ultimately owned by each stockholder after giving effect to the Reverse Stock Split, if implemented, would depend on the ratio for the Reverse Stock Split that is ultimately determined by our Board. The Reverse Stock Split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Mechanics of the Reverse Stock Split-Fractional Shares,” In addition, the Reverse Stock Split would not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our common stock.

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Effect on Capital Stock

The Company’s Certificate of Incorporation authorizes the issuance of up to 80,000,000 shares of common stock and 5,000,000 shares of preferred stock, $0.01 par value per share. The proposed Reverse Stock Split will have no impact on the total authorized number of shares of common stock or preferred stock, or the par value of the common stock or preferred stock. See, however, “Proposal 2—Approval of the amendment of Intrusion’s Certificate of Incorporation to eliminate Series 1, Series 2, and Series 3 Preferred Shares.” As of the Record Date, there were three series of preferred stock designated: Series 1 (1,000,000 shares authorized), Series 2 (1,200,000 shares authorized), and Series 3 (565,000 shares authorized), with no shares of preferred stock outstanding. If Proposal 2 is approved by stockholders, the designated series of preferred stock will be eliminated.

Accounting Matters

As a result of the Reverse Stock Split, at the effective time of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio chosen by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The historical earnings or loss per share of our common stock reported in all financial reports published after the effective date of the Reverse Stock Split will be restated to reflect the proportionate decrease in the number of outstanding shares of common stock for all periods presented so that the results are comparable.

Mechanics of the Reverse Stock Split

In the case of common stock registered directly on the books of Computershare, Inc., our transfer agent, only, no fractional shares of common stock will be issued as a result of the Reverse Stock Split. Rather, any fractional shares will be rounded up to the next higher whole share.

In the case of common stock held through a broker, bank or nominee, your broker, bank, or nominee will determine the process for dealing with any entitlements to fractional shares of common stock.

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers, or other nominees will be instructed to effectuate the Reverse Stock Split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records)

All of our registered holders of common stock hold their shares electronically in book-entry form with our transfer agent. They are provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effective Time

The effective time of the Reverse Stock Split, if the proposed Reverse Stock Split Amendment is adopted and approved by stockholders and the Reverse Stock Split is implemented at the direction of the Board, will be the date and time that the Reverse Stock Split Amendment effecting the amendment with the ratio selected by the Board is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Special Meeting or at any time prior to the one-year anniversary of stockholder approval of the Reverse Stock Split. The exact timing of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

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The Board reserves the right to withdraw Proposal 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 1 should be disregarded. In addition, the Reverse Stock Split may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Reverse Stock Split Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Reverse Stock Split. If the Reverse Stock Split Amendment implementing the Reverse Stock Split has not been filed with the Delaware Secretary of State on or before the one-year anniversary of stockholder approval of the Reverse Stock Split, the Board will be deemed to have abandoned the Reverse Stock Split.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to stockholders for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

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The Board intends the Reverse Stock Split to be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, although no assurances are provided in this regard. In such case, we should not recognize gain or loss in connection with the Reverse Stock Split. Also, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

Vote Required

Adoption of Proposal 1 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal 1. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal 1. Approval of Proposal 1 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL 2 -

AMENDMENT OF CERTIFICATE OF INCORPORATION TO

ELIMINATE SERIES 1, SERIES 2 AND SERIES 3 PREFERRED SHARES

The Board has recommended that stockholders approve the amendment of the Company’s Certificate of Incorporation in order to eliminate references to Series 1, Series 2 and Series 3 preferred shares (the “Preferred Share Elimination Amendment”), as they are no longer outstanding.

Purpose and Effect of the Amendment

The Board believes it is in the best interests of the Company and its stockholders to remove the Series 1, Series 2 and Series 3 preferred shares and all references thereto, as they are no longer outstanding. As a result, if Proposal 2 is approved by stockholders and the Preferred Share Elimination Amendment is implemented, the Certificate of Incorporation will reflect only our current outstanding capital stock.

If stockholders approve Proposal 2 and the Preferred Share Elimination Amendment is implemented, the only authorized capital stock of the Company will be common stock and undesignated preferred stock.

Effective Time

If Proposal 2 is approved by stockholders and the Preferred Share Elimination Amendment is implemented at the direction of the Board, the effective date of the Preferred Share Elimination Amendment will be the date and time that the Preferred Share Elimination Amendment is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Special Meeting or at any time prior to the one-year anniversary of stockholder approval of the Preferred Share Elimination Amendment. The exact timing of the Preferred Share Elimination Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

The Board reserves the right to withdraw Proposal 2 and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 2 should be disregarded. In addition, effectuation of the Preferred Share Elimination Amendment may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Preferred Share Elimination Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval thereof, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Preferred Share Elimination Amendment. If the Preferred Share Elimination Amendment has not been filed with the Delaware Secretary of State on or before the one-year anniversary of stockholder approval thereof, the Board will be deemed to have abandoned the Preferred Share Elimination Amendment.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Preferred Share Elimination Amendment and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Preferred Share Elimination Amendment that is not shared by all of our other stockholders.

Vote Required

Adoption of Proposal 2 requires an affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal 2. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal 2. Approval of Proposal 2 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3 -

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CREATE A RIGHT OF STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT

Our Board is submitting for stockholder approval a proposal to amend our Certificate of Incorporation to allow stockholders to act by written consent (the “Written Consent Amendment”). Our Certificate of Incorporation currently prohibits stockholders from acting by written consent in lieu of a special meeting. Our Board has determined it is in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to reflect the Written Consent Amendment, insofar as it can provide a more efficient (and less costly for the Company) means to vote on permitted matters. If Proposal 3 is approved, future actions approved by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted will not require the Company to expend the time and resources required to hold a special meeting of stockholders.

This description of the Written Consent Amendment is qualified in its entirety by reference to the text of the Written Consent Amendment. See Section 13 of the Proposed A&R Certificate (as hereinafter defined), attached hereto as Appendix A.

Effective Time

If Proposal 3 is approved by stockholders and the Written Consent Amendment is implemented at the direction of the Board, the effective date of the Written Consent Amendment will be the date and time that the Written Consent Amendment is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Special Meeting or at any time prior to the one-year anniversary of stockholder approval of the Written Consent Amendment. The exact timing of the Written Consent Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

The Board reserves the right to withdraw Proposal 3 and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 3 should be disregarded. In addition, effectuation of the Written Consent Amendment may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Written Consent Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval thereof, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Written Consent Amendment. If the Written Consent Amendment has not been filed with the Delaware Secretary of State on or before the one-year anniversary of stockholder approval thereof, the Board will be deemed to have abandoned the Written Consent Amendment.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Written Consent Amendment and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Written Consent Amendment that is not shared by all of our other stockholders.

Vote Required

Adoption of Proposal 3 requires an affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal 3. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal 3. Approval of Proposal 3 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

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PROPOSAL 4 -

AMENDMENT OF CERTIFICATE OF INCORPORATION TO ADD A DELAWARE FORUM SELECTION PROVISION

The Board voted to approve, and to recommend to our stockholders that they approve, an amendment to the Certificate of Incorporation to add a Delaware forum selection provision (the “Forum Selection Amendment”).

Proposed Amendment

The Forum Selection Amendment, if approved by stockholders, would provide that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.

This description of the Forum Selection Amendment is qualified in its entirety by reference to the text of the Forum Selection Amendment. See Section 21 of the Proposed A&R Certificate (as hereinafter defined), attached hereto as Appendix A.

Reasons for Amendment

We believe the Company and our stockholders would benefit from having any claims described above resolved in a Delaware court. We believe that this provision would promote efficiencies in the Company's management of litigation involving matters governed by Delaware law by:

•	Limiting forum-shopping by plaintiffs;
•	Enabling the Company to avoid litigating actions involving the same matter in multiple jurisdictions, with the associated duplication of litigation expenses and the possibility of inconsistent outcomes; and
•	Facilitating submission of matters governed by Delaware corporate law to a forum widely regarded as the preeminent U.S. court for corporate law and related business disputes, such that the Company and its stockholders would benefit from experienced jurists who have a deep understanding of Delaware corporate law, as well as procedures that can provide relatively quick decisions, both of which can increase predictability regarding the outcome of these disputes and can limit the time, cost and uncertainty of litigation for all parties.

The DGCL explicitly permits companies, like the Company, that are incorporated in Delaware to adopt Delaware forum selection provisions in their certificate of incorporation. In addition, exclusive forum provisions are prevalent for U.S. companies. For example, 51% of S&P 500 companies have adopted an exclusive forum provision.

The Forum Selection Amendment is not being proposed in reaction to any specific litigation confronting the Company and is being proposed on a prospective basis to help mitigate potential future harm to the Company and its stockholders.

Effective Time

If Proposal 4 is approved by stockholders and the Forum Selection Amendment is implemented at the direction of the Board, the effective date of the Forum Selection Amendment will be the date and time that the Forum Selection Amendment is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Special Meeting or at any time prior to the one-year anniversary of stockholder approval of the Forum Selection Amendment. The exact timing of the Forum Selection Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

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The Board reserves the right to withdraw Proposal 4 and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal r should be disregarded. In addition, effectuation of the Forum Selection Amendment may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Forum Selection Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval thereof, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Forum Selection Amendment. If the Forum Selection Amendment has not been filed with the Delaware Secretary of State on or before the one-year anniversary of stockholder approval thereof, the Board will be deemed to have abandoned the Forum Selection Amendment.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Forum Selection Amendment and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Forum Selection Amendment that is not shared by all of our other stockholders.

Vote Required

Adoption of Proposal 4 requires an affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal 4. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal 4. Approval of Proposal 4 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

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PROPOSAL 5 -

AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO UPDATE, CLARIFY AND REMOVE OUTDATED PROVISIONS

Background and Reasons for the Amendment and Restatement

The Board voted to approve, and to recommend to our stockholders that they approve, amendment and restatement of our Certificate of Incorporation to integrate any and all amendments approved at this Meeting and all prior amendments into a single document, and to make various immaterial, miscellaneous changes to clarify, streamline and modernize the Certificate of Incorporation, as described below.

If our stockholders approve this Proposal 5, the Company intends to amend and restate the Certificate of Incorporation to combine into one document each of the amendments contemplated by Proposals 2 through 4, insofar as each is approved by our stockholders, and all prior amendments, and to make largely technical, clarifying and modernizing changes to the Certificate of Incorporation. Below is a summary of the changes to the Certificate of Incorporation proposed pursuant to this Proposal 5, in addition to the consolidation of the Certificate of Incorporation into a single document:

•	Section 3: Expressly stating general purpose and powers of the Company, consistent with provisions of the DGCL, but not broadening in any substantive manner.
•	Section 12: Expressly addressing removal of directors, consistent with the DGCL (no substantive differences).
•	Section 19: Expressly setting forth limitations on liability of directors, consistent with applicable provisions of DGCL (no material substantive differences).
•	Section 20: Expanding the discussion of officer and director indemnification, consistent with provisions of the DGCL, but not broadening in any material substantive manner.
•	Section 4: Adding the DGCL 242(b) election and expressly stating that, consistent with the applicable provisions of the DGCL, all shares of capital stock will vote together as one class, such that (i) the number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class or series of stock, voting as a separate class or series, being required; and (ii) unless otherwise set forth in a certificate of designations for the applicable series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class or series of stock, voting as a separate class or series, being required.
•	Section 8: Expressly stating general powers of the Board, consistent with the applicable provisions of the DGCL.
•	Section 14: Expressly stating that a special meeting of stockholders may be called by the Board, consistent with the DGCL (no substantive differences).
•	Section 15: Adding that stockholder meetings may be held in or outside of Delaware as determined by the Board, consistent with the DGCL.
•	Section 16: Expressly stating that the private property of the Company’s stockholders will not be subject to the payment of corporate debts and the stockholders will not be personally liable for payment of the Company’s debts, consistent with the DGCL (no substantive differences).
•	Section 21: Adding a forum selection clause providing that, unless the Company consents to an alternative forum, the sole and exclusive forum will be a state or federal court located within the state of Delaware.
•	Organizing the document into clearer sections, and making other immaterial changes to clarify and/or streamline the document, and to conform to Delaware law.

Unless otherwise indicated, all section references above refer to the Certificate of Incorporation, as amended and restated as described herein (the “Proposed A&R Certificate”), and the general description of the proposed amendments set forth above is qualified in its entirety by reference to the text of the Proposed A&R Certificate, which is attached as Appendix A to this Proxy Statement.

Reasons for Amendment

We believe the changes described in this Proposal 5 would streamline and clarify the Certificate of Incorporation to make it easier for stockholders and others to read and understand, modernize the document, and align it more closely with relevant Delaware law.

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Effective Time

If Proposal 5 is approved by stockholders and the Proposed A&R Certificate is implemented at the direction of the Board, the effective date of the Proposed A&R Certificate will be the date and time that the Proposed A&R Certificate is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Special Meeting or at any time prior to the one-year anniversary of stockholder approval of the Proposed A&R Certificate. The exact timing of the Proposed A&R Certificate will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

The Board reserves the right to withdraw Proposal 5 and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal 5 should be disregarded. In addition, effectuation of the Proposed A&R Certificate may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Proposed A&R Certificate with the Delaware Secretary of State, notwithstanding stockholder adoption and approval thereof, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Proposed A&R Certificate. If the Proposed A&R Certificate has not been filed with the Delaware Secretary of State on or before the one-year anniversary of stockholder approval thereof, the Board will be deemed to have abandoned the Proposed A&R Certificate.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Proposed A&R Certificate and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposed A&R Certificate that is not shared by all of our other stockholders.

Vote Required

Adoption of Proposal 5 requires an affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal 5. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal 5. Approval of Proposal 5 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 5.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of the Record Date, unless otherwise indicated, by:

•	Each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	Each director;
•	Each Named Executive Officer; and
•	All current directors and executive officers of the Company as a group.

The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Directors and Named Executive Officers:
Anthony Scott	1,050,646	(3)	2.84%
Kimberly Pinson	109,833	(4)	*%
Anthony J. LeVecchio	422,206	(5)	1.16%
James F. Gero	1,648,733	(6)	4.45%
Katrinka B. McCallum	260,258	(7)	*%
Gregory K. Wilson	169,634	(8)	*%
T. Joe Head	1,143,755	(9)	3.15%
All directors and executive officers as a group (7 persons)	4,805,065	(10)	12.58%

5% or Greater Stockholders:
Raymond T. Hyer (11)	4,248,619	(12)	11.50%
Streeterville	2,478,322	(13)	6.59%
Michael L. Paxton (14)	2,652,847		7.18%

___________________

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	The address of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the common stock is 101 East Park Blvd, Suite 1200, Plano Texas 75074, except for (i) Patsy A. Paxton, whose address is P.O. Box 227, Allen, TX 75002, (ii) James W. Harpel, whose address is c/o Palm Beach Capital, 525 South Flagler Drive, Suite 201, West Palm Beach, FL 33401; (iii) Michael L. Paxton, whose address is 1421 Huron Trail, Plano, TX 75075; and (iv) The Goldman Sachs Group, Inc., whose address is 200 West Street, New York, NY 12082.
(2)	Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) promulgated under the Exchange Act. The percentage of beneficial ownership is based on 36,268,942 shares of common stock issued outstanding as of the Record Date, and the number of shares beneficially owned by a person subject to restricted awards, options or warrants held that are currently exercisable, or will become exercisable or vest on or before March 16, 2024, the date that is 60 days following the Record Date. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(3)	Includes 666,666 shares that Mr. Scott may acquire upon exercise of warrants that are currently exercisable or will become exercisable on or before March 16, 2024.
(4)	Includes 75,000 shares that Ms. Pinson may acquire upon exercise of options and warrants that are currently exercisable or will become exercisable on or before March 16, 2024.
(5)	Includes 176,666 shares that Mr. LeVecchio may acquire upon exercise of options and warrants that are currently exercisable or will become exercisable on or before March 16, 2024.
(6)	Includes 782,167 shares that Mr. Gero may acquire upon exercise of options and warrants that are currently exercisable or will become exercisable on or before March 16, 2024

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(7)	Includes 116,666 shares that Ms. McCallum may acquire upon exercise of warrants that are currently exercisable or will become exercisable on or before March 16, 2024
(8)	Includes 56,250 shares that Mr. Wilson may acquire upon exercise of warrants that are currently exercisable or will become exercisable on or before March 16, 2024
(9)	Includes 50,000 shares that Mr. Head may acquire upon exercise of options that are currently exercisable or will become exercisable on or before March 16, 2024. Also includes 100,000 shares held by the Biblical Studies Foundation, of which Mr. Head is President.
(10)	Includes an aggregate of 1,923,415 shares that may be acquired upon exercise of options and warrants of officers and directors that are currently exercisable or will become exercisable on or before March 16, 2024.
(11)	Mr. Hyer’s address is 3919 E. 7th Ave, Tampa, Florida 33605.
(12)	Of this amount, 250,000 shares are held of record by Hyer Family Partnership, LLC, which is approximately 29% owned by Raymond T. Hyer. Mr. Hyer disclaims beneficial ownership over the 250,000 shares except to the extent of his pecuniary interest in these securities. Mr. Hyer’s beneficial ownership includes 666,666 shares that Mr. Hyer may acquire upon exercise of warrants that are currently exercisable or will become exercisable on or before March 16, 2024.
(13)	Includes 1,335,334 shares that may be acquired upon exercise of warrants that are currently exercisable or will become exercisable on or before March 16, 2024.
(14)	Includes shares owned by Paxton Living Trust, Michael L. Paxton and Kathryn A. Paxton, Trustees, and shares owned by MKP Family Ltd., Paxton Living Trust, General Partner.

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STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the 2024 Annual Meeting of Stockholders, such proposals must have been received by the Company not later than December 8, 2023. Such proposals should be directed to Intrusion Inc., 101 East Park Blvd., Suite 1200, Plano, Texas 75074, Attention: Secretary (telephone: (972) 234-6400; telecopy: (972) 234-1467).

Pursuant to Rule 14a-4(c) of the Exchange Act of 1934, if a stockholder who intends to present a proposal at the 2024 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to February 9, 2024, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2024 proxy statement.

In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Special Meeting. Should any other matter requiring a vote of the stockholders properly come before the Special Meeting or any adjournment thereof, the enclosed proxy confers upon the persons named in and entitled to vote the shares represented by such proxy discretionary authority to vote the shares represented by such proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed proxy also may, if it is deemed advisable, vote such proxy to adjourn the Special Meeting from time to time.

Please sign, date, and return promptly the enclosed proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ Anthony J. LeVecchio
Anthony J. LeVecchio
Chairman of the Board

Plano, Texas

January 25, 2024

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APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

A-1

AMENDED AND RESTATED Certificate of Incorporation

of

Intrusion Inc.

Intrusion Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The date of filing of the original Certificate of Incorporation of the Corporation, in the name of Optical Data Systems, Inc. (the “Certificate”) with the Secretary of State of the State of Delaware is August 30, 1995.

SECOND: On June 14, 2010, the Certificate, as amended to such date, was amended and restated pursuant to the Restated Certificate of Incorporation filed with Secretary of State of the State of Delaware on such date (the “Current Certificate”).

THIRD: This Amended and Restated Certificate of Incorporation amends and restates the Current Certificate in its entirety.

FOURTH: This Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors of the Corporation on December 15, 2023, and by the stockholders of the Corporation on [_________], 2024, in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: The Current Certificate is hereby amended and restated in its entirety to read as follows:

Section 1. Name. The name of the corporation is Intrusion Inc. (the “Corporation”).

Section 2. Registered Office and Agent. The name and address of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington DE 19801, New Castle County, or such other agent and address as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

Section 3. Purpose and Business. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (the “DGCL”), including, but not limited to the following:

(a)	The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this Corporation is organized.
(b)	The Corporation shall have the power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law.

(c)	The Corporation shall have the power to sue and be sued in any court of law or equity.

(d)	The Corporation shall have the power to make contracts.

(e)	The Corporation shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Delaware, or in any other state, territory or country.

(f)	The Corporation shall have the power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation.

(g)	The Corporation shall have the power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Delaware, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders.

(h)	The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved.

A-2

(i)	The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.

(j)	The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object.

(k)	The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Delaware, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(l)	The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund.

(m)	The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Delaware and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country.

(n)	The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in this Amended and Restated Certificate of Incorporation, or any amendments thereof (as so amended from time to time, the “Certificate of Incorporation”), or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the Certificate of Incorporation of the Corporation, or any amendment thereof.

(o)	The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

(p)	The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Section 4. Capital Stock.

(a)	Classes and Number of Shares. The total number of shares of all classes of stock, which the Corporation shall have authority to issue shall be eighty million (80,000,000) shares of common stock, par value of $0.01 per share (the “Common Stock”) and five million (5,000,000) shares of preferred stock, par value of $0.01 per share (the “Preferred Stock”).

(b)	Powers and Rights of Common Stock.

(i)	Preemptive Right. No shareholders of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class or series, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation.

(ii)	Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name.

(iii)	Dividends and Distributions.

(A)	Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefore; and

(B)	Other Dividends and Distributions. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.

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(iv)	Other Rights. Except as otherwise required by the DGCL and as may otherwise be provided in this Certificate of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

(c)	Series of Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

(d)	Issuance of the Common Stock and the Preferred Stock. The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively “securities”). The securities must be issued for such consideration, including cash, property, or services, as the Board may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

(e)	Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

(f)	One Class. Except as otherwise required by the DGCL, this Certificate of Incorporation, or any designation for a series of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

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(g)	Section 242(b)(2) Election. For the avoidance of doubt, the intent of Section 4(f) is, and the operation of Section 4(f) shall be, that, without limitation, (i) the number of authorized shares of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class or series of stock, voting as a separate class or series, being required; and (ii) unless otherwise set forth in a certificate of designations for the applicable series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class or series of stock, voting as a separate class or series, being required.

Section 5. Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and subject to Section 6, the Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

Section 6. Shareholder Amendment of Bylaws. Notwithstanding Section 5, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Section 7. Board of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the number of directors of the Corporation may be amended from time to time as set forth in the Bylaws. Subject to any rights granted to the holders of any class or series of Preferred Stock, the exact number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the full Board. Directors need not be stockholders.

Section 8. Powers of Board.

(a)	In furtherance and not in limitation of the powers conferred by the laws of the DGCL, the Board is expressly authorized and empowered:

(i)	To make, alter, amend, and repeal the Bylaws;

(ii)	Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection, provided that no stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board or of the stockholders of the Corporation;

(iii)	To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

(iv)	To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

(v)	To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

(vi)	To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(vii)	to designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board; and

(viii)	To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid.

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(b)	In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and of the Bylaws of the Corporation.

Section 9. Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of DGCL Title 8, Section 144 are met.

Section 10. Term of Board of Directors. Except as otherwise required by applicable law, each director shall serve for a term ending on the first anniversary of their date of election, provided that, notwithstanding the foregoing provisions of this Section 10 each director shall serve until their successor is elected and qualified or until his or her death, resignation or removal. All directors shall have equal standing. Notwithstanding the foregoing provisions of this Section 10, no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board establishing such class or series.

Section 11. Vacancies on Board of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

Section 12. Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Section 13. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called annual meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate of Incorporation have been satisfied.

Section 14. Special Stockholder Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by Board, within the limits fixed by law.

Section 15. Location of Stockholder Meetings. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

Section 16. Private Property of Stockholders. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the Corporation’s debts.

Section 17. Amendments. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

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Section 18. Term of Existence. The Corporation is to have perpetual existence.

Section 19. Liability of Directors. No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the DGCL, (iv) the payment of dividends in violation of the DGCL or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 19 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Section 20. Indemnification.

(a)	Indemnification in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 20(c) and Section 20(j), the Corporation shall, to the fullest extent permitted by the DGCL and applicable Delaware law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b)	Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 20(c) and Section 20(j), the Corporation shall indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Delaware or such other court shall deem proper.

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(c)	Authorization of Indemnification. Any indemnification or defense under this Section 20 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 20(a) or Section 20(b), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by directors constituting a majority of the Board and who are not parties to such action, suit or proceeding, even though less than a quorum (the “Board Voting Majority”), or (ii) by a committee of such directors designated by the Board Voting Majority, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 20(a) or Section 20(b) or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d)	Good Faith Defined. For purposes of any determination under Section 20(c), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 20(d) shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 20(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 20(a) or Section 20(b), as the case may be.

(e)	Expenses Payable in Advance. Expenses, including attorneys’ fees, incurred by a current or former director or officer in defending any action, suit or proceeding described in Section 20(a) or Section 20(b) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 20.

(f)	Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Section 20 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 20(a) or Section 20(b) shall be made to the fullest extent permitted by applicable law. The provisions of this Section 20 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 20(a) or Section 20(b) but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

(g)	Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or a direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Section 20.

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(h)	Certain Definitions. For purposes of this Section 20 references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 20 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section 20, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 20.

(i)	Survival of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Section 20 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j)	Limitation on Indemnification; Attorneys’ Fees. Notwithstanding anything contained in this Section 20 to the contrary, except for proceedings to enforce rights to indemnification and defense under this Section 20 (which shall be governed by Section 20(k)(ii)), the Corporation shall not be obligated under this Section 20 to indemnify, hold harmless or defend any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board. Notwithstanding anything contained in this Section 20 to the contrary, the prevailing party shall not be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action to the extent that such fees, costs and expenses relate to “internal corporate claims” as defined in Section 115 of the DGCL.

(k)	Contract Rights.

(i)	The obligations of the Corporation under this Section 20 to indemnify, hold harmless and defend a person who was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Section 20 shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(ii)	If a claim under Section 20(a), Section 20(b) or Section 20(e) is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that such person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit.

(l)	Indemnification Agreements. Without limiting the generality of the foregoing, the Corporation shall have the express authority to enter into such agreements as the Board deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

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Section 21. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.

Section 22. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of [___________], 2024.

By: _________________________

Name: Anthony Scott

Title: Chief Executive Officer

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29224-S82240

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTRUSION INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V29225-S82240

Special Meeting of Stockholders - March 15, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) of Intrusion Inc., a Delaware corporation (the "Company"), hereby appoint(s) Anthony Scott and Kimberly Pinson, and either of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at Company headquarters, 101 East Park Blvd. Suite 1200, Plano, Texas 75074, at 9:00 A.M., Local Time, on Friday, March 15, 2024, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

(Continued and to be marked, dated and signed, on the other side)